EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
UMH Properties, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the registration by UMH Properties, Inc. (the “Company”) of shares of the Company’s common stock (“Common Stock”) to be purchased from time to time under the UMH Properties, Inc. 401(k) Plan (the “401(k) Plan”), of our reports dated February 28, 2024, with respect to the consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of income (loss), shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2023, and the related financial statement schedule, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2023, which reports appear in the December 31, 2023 Annual Report on Form 10-K of UMH Properties, Inc.

PKF O’CONNOR DAVIES, LLP

October 31, 2024
New York, New York